                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                INTERFACE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                INTERFACE, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               [INTERFACE LOGO]

                                INTERFACE, INC.
                       2859 PACES FERRY ROAD, SUITE 2000
                             ATLANTA, GEORGIA 30339

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 20, 1997

                             ---------------------

     The annual meeting of shareholders of Interface, Inc. (the "Company") will be held on Tuesday, May 20, 1997, at 10:00 a.m., at the Company's office located at 2859 Paces Ferry Road, Atlanta, Georgia, for the purpose of considering and voting upon:

     1. The election of 13 member of the Board of Directors, six directors to be elected by the holders of the Company's Class A Common Stock and seven directors to be elected by the holders of the Company's Class B Common Stock.

     2. A proposal to approve the Company's adoption of the Interface, Inc. Omnibus Stock Incentive Plan ("Stock Incentive Plan").

     3. Such other matters as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on March 26, 1997 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

     A Proxy Statement and Proxy solicited by the Board of Directors are enclosed herewith. Please complete, sign and date the Proxy, and return it promptly in the enclosed business reply envelope. If you attend the meeting, you may, if you wish, withdraw your Proxy and vote in person.

     Also enclosed is a copy of the Company's 1996 Annual Report to Shareholders.

                                          By order of the Board of Directors

                                          /s/ RAYMOND S. WILLOCH
                                          RAYMOND S. WILLOCH
                                          Secretary

April 14, 1997

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                                INTERFACE, INC.

                       2859 PACES FERRY ROAD, SUITE 2000
                             ATLANTA, GEORGIA 30339
                             ---------------------

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                             ---------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of Proxies for Class A Common Stock and Class B Common Stock by the Board of Directors of Interface, Inc. (the "Company") for use at the annual meeting of shareholders of the Company to be held on May 20, 1997, and any adjournment thereof, for the purposes set forth in the accompanying notice of the meeting. It is anticipated that this Proxy Statement and the accompanying Proxy will first be mailed to shareholders on April 14, 1997.

     The record of shareholders entitled to vote at the annual meeting was taken as of the close of business on March 26, 1997. On that date, the Company had outstanding and entitled to vote 20,704,085 shares of Class A Common Stock and 2,843,482 shares of Class B Common Stock. Except for (i) the election and removal of directors, and (ii) class votes as required by law or the Company's Articles of Incorporation, holders of both classes of Common Stock vote as a single class. In all cases, holders of Common Stock (of either class) are entitled to cast one vote per share.

     Each Proxy for Class A Common Stock ("Class A Proxy") or Class B Common Stock ("Class B Proxy") that is properly executed and returned by a shareholder will be voted as specified thereon by the shareholder (except that all Class B shares subject to a certain voting agreement, described on pages 6 and 7 below, will be voted as directed by the proxy appointed under such agreement). If no specification is made, the Proxy will be voted for the election of the nominees (Class A or Class B, as the case may be) listed below under the caption "Nomination and Election of Directors", and FOR the proposal relating to the Stock Incentive Plan, as described in this Proxy Statement. A Proxy given pursuant to this solicitation may be revoked by a shareholder who attends the meeting and gives oral notice of his or her election to vote in person, without compliance with any other formalities. In addition, a Proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company either an instrument revoking it or a duly executed Proxy for the same shares bearing a later date.

     An automated system administered by the Company's transfer agent tabulates the votes. Abstentions and broker non-votes are included in the determination of the number of shares present and entitled to vote (to establish a quorum). Abstentions are the equivalent of a non-vote since (i) directors are elected by a plurality of the votes cast and (ii) the proposal concerning the Stock Incentive Plan would be approved if the affirmative votes cast exceed the negative votes cast. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. Copies of solicitation material may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to the beneficial owners of shares of the Company's Common Stock, and normal handling charges may be paid for the forwarding service. In addition to solicitations by mail, directors and regular employees of the Company may solicit Proxies in person or by telephone or telegraph. The Company also has retained Georgeson & Company, Inc., a proxy solicitation firm, to assist in soliciting Proxies from beneficial owners of shares of the Company's Common Stock. The fee for such assistance will be $6,000 (plus expenses).

     The closing price of the Company's Class A Common Stock as reported on The Nasdaq National Market on April 10, 1997 was $24.00 per share. There is no public market for the Class B Common Stock (but Class B shares are convertible on a share-for-share basis into Class A shares).

                      NOMINATION AND ELECTION OF DIRECTORS
                                    (ITEM 1)

     The Bylaws of the Company provide that the Board of Directors shall consist of a maximum of 15 directors, the exact number of directors being established by action of the Board taken from time to time. The Board of Directors has set the number of directors at 13. The holders of Class B Common Stock are entitled to elect a majority (seven) of the Board members. The holders of Class A Common Stock are entitled to elect the remaining (six) directors. The term of office for each director continues until the next annual meeting of shareholders and until his or her successor, if there is to be one, has been elected and has qualified.

     In the event that any nominee for director withdraws or for any reason is not able to serve as a director, each Proxy that is properly executed and returned will be voted for such other person as may be designated as a substitute nominee by the Board of Directors, but in no event will any Class A Proxy be voted for more than six nominees or Class B Proxy be voted for more than seven nominees. All of the nominees are currently directors of the Company, and management of the Company has no reason to believe that any nominee will not serve if elected.

     Certain information relating to each nominee proposed by the Board, including his or her principal occupation during the past five years, is set forth below.

                                CLASS A NOMINEES

                NAME (AGE)                                        INFORMATION
                ----------                                        -----------
Dianne Dillon-Ridgley (45)................  Ms. Dillon-Ridgley was elected to the Board in February
                                            1997. Since 1994, Ms. Dillon-Ridgley has served as
                                            president of Zero Population Growth, the nation's
                                            largest grassroots organization concerned with the
                                            impacts of rapid population growth. She has also served
                                            as a senior policy analyst with the Women's Environment
                                            and Development Organization since 1993, and as an
                                            associate with the Kettering Foundation in Dayton, Ohio
                                            since 1991. In 1994, she was appointed by President
                                            Clinton to the President's Council on Sustainable
                                            Development where she serves as co-chair of the
                                            Council's Population and Consumption Task Force.
Carl I. Gable (57)........................  Mr. Gable, a director since March 1984, is an attorney-at-law with the Atlanta based law firm of
                                            Troutman Sanders LLP. From September 1992 until joining
                                            Troutman Sanders in March 1996, he was a member of
                                            another Atlanta law firm, Booth Owens & Jospin (formerly
                                            Booth, Wade & Campbell). Mr. Gable was a private
                                            investor and business consultant from January 1991 until
                                            September 1992. Mr. Gable serves on the Boards of
                                            numerous nonprofit organizations.
Dr. June M. Henton (57)...................  Dr. Henton was elected as a director in February 1995.
                                            Since 1985, Dr. Henton has served as Dean of the School
                                            of Human Sciences at Auburn University, which includes a
                                            program in interior environments. Dr. Henton, who
                                            received her Ph.D. from the University of Minnesota, is
                                            an accomplished author and lecturer on child and family
                                            issues. She has provided leadership for a wide variety
                                            of professional, policy and civic organizations. As a
                                            charter member of the Operating Board of the National
                                            Textile Center, Dr. Henton has significant expertise in
                                            the integration of academic and research programs within
                                            the textile industry.
J. Smith Lanier, II (69)..................  Mr. Lanier has been a director since 1973. He is
                                            Chairman and Chief Executive Officer of J. Smith Lanier
                                            & Co., a general insurance agency based in West Point,
                                            Georgia. Mr. Lanier also serves as a director of
                                            National Vision Associates, Ltd., a Lawrenceville,
                                            Georgia based operator of retail optical centers. He
                                            also serves on the Boards of numerous nonprofit
                                            organizations.

                NAME (AGE)                                        INFORMATION
                ----------                                        -----------
Leonard G. Saulter (70)...................  Mr. Saulter has been a director since July 1987. He served as a Senior Vice President of the Company from
                                            October 1987 until June 1991. He served as President of
                                            Guilford of Maine, Inc. (now Interface Interior Fabrics,
                                            Inc.) ("Interface Fabrics"), the Company's principal
                                            interior fabrics subsidiary, until January 1990, and as
                                            Interface Fabrics' Chairman from January 1990 until his
                                            retirement in June 1991. In October 1993, Mr. Saulter
                                            resumed the position of President of Interface Fabrics
                                            on an interim basis, serving until March 1994.
Clarinus C.Th. van Andel (67).............  Mr. van Andel, who has been a director since October
                                            1988, was a partner in the law firm of Schut &
                                            Grosheide, Amsterdam, until his retirement in January
                                            1996. He served as Chairman of the supervisory board of
                                            Interface Europe B.V. (formerly Interface Heuga B.V. and
                                            Heuga Holding, B.V.), the Company's modular carpet
                                            subsidiary based in the Netherlands, from 1984 until
                                            1996, when the supervisory board was dissolved.

                                CLASS B NOMINEES

                NAME (AGE)                                        INFORMATION
                ----------                                        -----------
Ray C. Anderson (62)......................  Mr. Anderson has served as Chairman and Chief Executive
                                            Officer of the Company since its founding in 1973. In
                                            1996, Mr. Anderson was appointed by President Clinton to
                                            the President's Council on Sustainable Development. Mr.
                                            Anderson is a member of the Board of Directors of
                                            NationsBank Corporation. He also serves on the Boards of
                                            numerous nonprofit organizations.
Brian L. DeMoura (51).....................  Mr. DeMoura, elected to the Board in May 1994, became a
                                            Senior Vice President of the Company and President and
                                            Chief Executive Officer of Guilford of Maine, Inc. (now
                                            Interface Fabrics) in March 1994. From August 1990 until
                                            joining the Company, Mr. DeMoura served as President and
                                            CEO of Fashion Fabrics of America, Inc., an Orangeburg,
                                            South Carolina based producer of fabrics for the upscale
                                            men's and women's apparel markets.
Charles R. Eitel (47).....................  Mr. Eitel joined the Company in November 1993 as
                                            President of Interface Flooring Systems, Inc. (the
                                            Company's principal U.S. modular carpet subsidiary,
                                            based in LaGrange, Georgia) and Interface Americas, Inc.
                                            (a wholly-owned U.S. holding company), with
                                            responsibility for the Company's modular carpet
                                            operations throughout the Americas. He also became a
                                            Senior Vice President of the Company at that time. He
                                            was elected as a director in February 1994. In October
                                            1994, Mr. Eitel was promoted to Executive Vice President
                                            of the Company and President and Chief Executive Officer
                                            of the Floorcoverings Group, thereby assuming overall
                                            responsibility for the Company's worldwide carpet
                                            business. In February 1997, Mr. Eitel was promoted to
                                            President and Chief Operating Officer of the Company.
                                            From July 1987 until joining the Company, Mr. Eitel
                                            served as President of the Floorcoverings Division
                                            (based in Dalton, Georgia) of Collins & Aikman
                                            Corporation. Collins & Aikman is a diversified textile
                                            producer, headquartered in North Carolina. Mr. Eitel
                                            also serves as a director of Weeks Corporation, an
                                            industrial real estate company based in Atlanta.

                NAME (AGE)                                        INFORMATION
                ----------                                        -----------
Daniel T. Hendrix (42)....................  Mr. Hendrix was elected to the Board in October 1996. He joined the Company as Financial Manager in 1983. He
                                            became Treasurer of the Company in 1984, Chief Financial
                                            Officer in 1985, Vice President-Finance in 1986 and
                                            Senior Vice President-Finance in October 1995.
Don E. Russell (59).......................  Mr. Russell, a director since 1974, has served in various executive capacities since 1973. He became a
                                            Senior Vice President of the Company in 1986. From
                                            September 1995 until April 1997, Mr. Russell served as
                                            President and Chief Executive Officer of the Company's
                                            Specialty Products Group, comprised of the Company's
                                            chemical and specialty surfaces subsidiaries (Rockland
                                            React-Rite, Inc. and Pandel, Inc.), Intersept(R)
                                            antimicrobial sales and licensing program, and
                                            architectural products (access/raised floors) business
                                            unit (Interface Architectural Resources, Inc.). Mr.
                                            Russell served as President and CEO of Interface Europe,
                                            Inc. (the Company's U.S. holding company for its
                                            subsidiaries in Europe) and Interface Europe B.V. from
                                            1991 until August 1995.
John H. Walker (52).......................  Mr. Walker was elected to the Board in October 1996. He began his career with the Company as Financial
                                            Controller of the U.K. Division of Heuga Holding B.V.
                                            (now Interface Europe, B.V.), a Netherlands-based carpet
                                            tile manufacturer, which was acquired by the Company in
                                            1988. He later served as Vice President-Sales &
                                            Marketing of Interface Europe, B.V. and in July 1995 was
                                            promoted to the position of Senior Vice President of the
                                            Company and President and Chief Executive Officer of
                                            Interface Europe, Inc. In his current position, he has
                                            responsibility for the Company's floorcovering
                                            operations in both Europe and the Asia-Pacific region.
Gordon D. Whitener (34)...................  Mr. Whitener joined the Company in November 1993 as
                                            Senior Vice President-Sales & Marketing of Interface
                                            Flooring Systems, Inc. In October 1994, he became a
                                            Senior Vice President of the Company and President and
                                            Chief Executive Officer of Interface Americas, Inc.,
                                            assuming responsibility for both the Company's modular
                                            carpet operations throughout the Americas and Prince
                                            Street Technologies, Ltd., the Company's commercial
                                            broadloom carpet operation based in Cartersville,
                                            Georgia. In July 1995, Mr. Whitener also assumed
                                            corporate responsibility for Bentley Mills, Inc., the
                                            Company's California based subsidiary which produces
                                            broadloom and modular carpet for commercial and
                                            institutional applications, at which time he became a
                                            director of the Company. In April 1997, he assumed
                                            corporate responsibility for the Specialty Products
                                            Group. From April 1988 until joining the Company, Mr.
                                            Whitener served in various sales management capacities
                                            with Collins & Aikman (Floorcoverings Division),
                                            including Vice President-Marketing.

VOTE REQUIRED AND RECOMMENDATION OF BOARD

     Under the Company's Bylaws, election of each of the six Class A nominees requires a plurality of the votes cast by the Company's outstanding Class A Common Stock entitled to vote and represented (in person or by proxy) at the meeting. Election of each of the seven Class B nominees requires a plurality of the votes cast by the Company's outstanding Class B Common Stock entitled to vote and represented (in person or by proxy) at the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE CLASS A NOMINEES AND CLASS B NOMINEES LISTED ABOVE, AND PROXIES EXECUTED AND RETURNED WILL BE VOTED FOR EACH OF THE NOMINEES (CLASS A OR CLASS B, AS APPLICABLE) UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

             PRINCIPAL SHAREHOLDERS AND MANAGEMENT STOCK OWNERSHIP

     The following table sets forth, as of February 1, 1997 (unless otherwise indicated), beneficial ownership of each class of the Company's Common Stock by:
(i) each person, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, known by the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities, (ii) each nominee for director, (iii) the Company's Chief Executive Officer and four other most highly compensated executive officers, and (iv) all executive officers and directors of the Company as a group.

                                                          AMOUNT AND                 PERCENT OF
              BENEFICIAL OWNER                 TITLE      NATURE OF     PERCENT        CLASS A
          (AND BUSINESS ADDRESS OF              OF        BENEFICIAL       OF           AFTER
                 5% OWNERS)                    CLASS     OWNERSHIP(1)   CLASS(1)    CONVERSION(2)
          ------------------------            -------    ------------   --------    -------------
Ray C. Anderson                               Class A         4,000(3)         *           7.4%
  2859 Paces Ferry Road, Suite 2000           Class B     1,608,713(4)      53.7%
  Atlanta, Georgia 30339
Ariel Capital Management, Inc.                Class A     2,665,760(5)(6)   13.2
  307 N. Michigan Avenue
  Chicago, Illinois 60601
First Chicago Equity Corporation              Class A     1,151,517(5)(7)    5.7
  One First National Plaza
  Chicago, Illinois 60670
ICM Asset Management, Inc.                    Class A     1,158,400(5)(8)    5.7
  601 W. Main Avenue, Suite 600
  Spokane, Washington 99201
Brian L. DeMoura                              Class B        24,000(9)         *             *
Dianne Dillon-Ridgley                         --                  0
Charles R. Eitel                              Class A         5,000            *             *
                                              Class B       108,000(10)      3.5
Carl I. Gable                                 Class A            70(11)        *             *
                                              Class B        28,622(11)      1.0
Daniel T. Hendrix                             Class A        15,000(12)        *             *
                                              Class B        10,000            *
June M. Henton                                Class B         8,000(13)        *             *
J. Smith Lanier, II                           Class A        10,500(14)        *             *
  2920 Brandywine Road                        Class B       156,824(14)      5.2
  Atlanta, Georgia 30366
Don E. Russell                                Class A        25,692(15)        *             *
                                              Class B        84,732          2.8
Leonard G. Saulter                            Class A         2,000(16)        *             *
                                              Class B         8,000(16)        *
Clarinus C.Th. van Andel                      Class A        50,000(17)        *             *
                                              Class B         8,000(17)        *
John H. Walker                                Class A         1,500            *             *
                                              Class B        21,000(18)        *
Gordon D. Whitener                            Class B        20,000(19)        *             *
All executive officers and directors          Class A       140,762(20)        *          10.1
  as a group (18 persons)                     Class B     2,115,891(20)     65.4

---------------

 *  Less than 1%.

(1) Shares of Class B Common Stock are convertible, on a share-for-share basis, into shares of Class A Common Stock. The number of Class A shares indicated as beneficially owned by each person or group does not include Class A shares such person or group could acquire upon conversion of Class B shares. The

     Percent of Class is calculated assuming that the beneficial owner has exercised any conversion rights, options or other rights to subscribe held by such beneficial owner that are exercisable within 60 days (not including Class A shares that could be acquired upon conversion of Class B shares), and that no other conversion rights, options or rights to subscribe have been exercised by anyone else.
 (2) Represents the percent of Class A shares the named person or group would beneficially own if such person or group, and only such person or group, converted all Class B shares beneficially owned by such person or group into Class A shares.
 (3) All such shares are held by Mr. Anderson's wife, and Mr. Anderson disclaims beneficial ownership of such shares.
 (4) Includes 8,000 shares that Mr. Anderson has the right to acquire pursuant to exercisable stock options. Does not include shares of Class B Common Stock subject to the voting agreement described below that are not owned of record by Mr. Anderson.
 (5) Based upon information included in statements provided to the Company by such beneficial owners. Information is as of December 31, 1996.
 (6) All such shares are held by Ariel Capital Management, Inc. ("Ariel") for the accounts of clients, and Ariel disclaims beneficial ownership of such shares. Ariel, in its capacity as investment adviser, has sole voting power with respect to 2,498,810 shares and shared voting power with respect to 39,600 shares. Ariel has sole investment power with respect to all such shares. (John W. Rogers, Jr., President and a controlling person of Ariel, may be deemed to beneficially own all such shares, but he disclaims such beneficial ownership.)
 (7) All such shares are held by First Chicago Equity Corporation (formerly First Capital Corporation of Chicago) ("FCEC"). First Chicago NBD Corporation may be deemed to beneficially own all such shares, through its ownership of FCEC.
 (8) All such shares are held by ICM Asset Management, Inc. ("ICM"), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. ICM, in its capacity as investment adviser, has sole voting power with respect to 829,700 of such shares and sole investment power with respect to all such shares.
 (9) All such shares may be acquired by Mr. DeMoura pursuant to exercisable stock options.
(10) All such shares may be acquired by Mr. Eitel pursuant to exercisable stock options.
(11) All such Class A shares are held by Mr. Gable as custodian for his son. Includes 8,000 Class B shares that Mr. Gable has the right to acquire pursuant to exercisable stock options.
(12) Includes 10,000 shares that Mr. Hendrix has the right to acquire pursuant to exercisable stock options.
(13) All such shares may be acquired by Dr. Henton pursuant to exercisable stock options.
(14) Includes 200 Class A shares and 78,502 Class B shares held by Mr. Lanier's wife, and 8,000 Class B shares Mr. Lanier has the right to acquire pursuant to exercisable stock options. Mr. Lanier disclaims beneficial ownership of the shares owned by his wife.
(15) Includes 24,000 shares that Mr. Russell has the right to acquire pursuant to exercisable stock options.
(16) All such Class A shares are held by Mr. Saulter's wife, and Mr. Saulter disclaims beneficial ownership of such shares. All such Class B shares may be acquired by Mr. Saulter pursuant to exercisable stock options.
(17) All such shares may be acquired by Mr. van Andel pursuant to exercisable stock options.
(18) All such shares may be acquired by Mr. Walker pursuant to exercisable stock options.
(19) All such shares may be acquired by Mr. Whitener pursuant to exercisable stock options.
(20) Includes an aggregate of 111,000 Class A shares and 251,000 Class B shares that all executive officers and directors as a group have the right to acquire pursuant to exercisable stock options.

VOTING AGREEMENT

     Certain holders of Class B Common Stock of the Company have entered into a voting agreement providing for certain of their Class B shares to be voted as a block in the manner determined by the record owners of a majority of the shares subject to the agreement. The voting agreement expires on April 13, 1998. The shares of Class B Common Stock subject to the agreement exceed a majority of the outstanding shares of Class B Common Stock. Ray C. Anderson owns a majority of the shares subject to the agreement, and thus can direct the voting of the entire block. (The voting agreement also gives Mr. Anderson the right of first refusal to purchase any shares subject to the agreement that are proposed to be sold in the public market or in a private transaction.) Thus all Class B Proxies received by the Company relating to shares subject to the voting agreement shall be voted as directed by Mr. Anderson, regardless of the instructions reflected on such Proxies. Mr. Anderson has indicated that he intends to direct the voting of all shares subject to the voting agreement in favor of the nominees listed above under the heading "Nomination and Election of Directors -- Class B Nominees", and thus their election is assured. Mr. Anderson also has indicated that he intends to direct the voting of such shares in favor of the proposal relating to the Stock Incentive Plan, which is described on page 16 below.

                    EXECUTIVE COMPENSATION AND RELATED ITEMS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth certain information for each of the last three fiscal years of the Company concerning compensation paid by the Company and its subsidiaries to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company, based on salary/bonus earned in fiscal 1996 (referred to herein as the "named executive officers").

                           SUMMARY COMPENSATION TABLE


==============================================================================================================
                                                                                      Long-Term
                                Annual Compensation                                  Compensation
                                                                                    --------------
                                                                                        Awards
--------------------------------------------------------------------------------------------------
                                                                            Other
                                                                           Annual     Securities    All Other
                                                                           Compen-    Underlying     Compen-
           Name and Principal                       Salary       Bonus     sation      Options       sation
                Position                   Year      ($)          ($)        ($)         (#)           ($)
--------------------------------------------------------------------------------------------------------------
                   (a)                     (b)       (c)          (d)        (e)         (f)           (g)
==============================================================================================================
 Ray C. Anderson                           1996    377,500      364,282    N/A(1)        -0-        1,900(2)
                                          --------------------------------------------------------------------
 Chairman and Chief                        1995    335,833      318,691    N/A(1)        -0-        1,848(2)
                                          --------------------------------------------------------------------
 Executive Officer                         1994    315,000      250,000    N/A(1)       20,000      1,848(2)
--------------------------------------------------------------------------------------------------------------
 Charles R. Eitel                          1996    359,218      375,029    N/A(1)       40,000      1,900(2)
                                          --------------------------------------------------------------------
 President and Chief                       1995    333,333      330,509    N/A(1)        -0-        1,848(2)
                                          --------------------------------------------------------------------
 Operating Officer                         1994    299,167      240,000    N/A(1)        -0-           -0-
--------------------------------------------------------------------------------------------------------------
 Gordon D. Whitener                        1996    268,750      282,033    N/A(1)        -0-        1,900(2)
                                          --------------------------------------------------------------------
 Senior Vice President                     1995    225,000      237,993    N/A(1)        -0-        1,848(2)
                                          --------------------------------------------------------------------
 (Subsidiary President)                    1994    166,667       73,000    N/A(1)       20,000         -0-
--------------------------------------------------------------------------------------------------------------
 Don E. Russell                            1996    271,875      266,792    N/A(1)        -0-        1,900(2)
                                          --------------------------------------------------------------------
 Senior Vice President                     1995    260,417      233,829    N/A(1)        -0-        1,848(2)
                                          --------------------------------------------------------------------
                                           1994    250,000      200,000    N/A(1)       40,000      1,848(2)
--------------------------------------------------------------------------------------------------------------
 John H. Walker                            1996    204,048(3)   289,613(3) N/A(1)        -0-           -0-
                                          --------------------------------------------------------------------
 Senior Vice President                     1995    139,280(3)   126,453(3) N/A(1)       25,000         -0-
                                          --------------------------------------------------------------------
 (Subsidiary President)                    1994    106,974(3)    76,797(3) N/A(1)        -0-           -0-
==============================================================================================================

(1) Amount does not exceed the lesser of $50,000 or 10% of the salary/bonus paid to such individual.

(2) Represents the Company's matching contribution (made in the form of Class A Common Stock) under the Company's 401(k) Savings and Investment Plan.

(3) Mr. Walker's salary and bonus are paid in British pound sterling. These amounts represent the U.S. dollar value of Mr. Walker's salary and bonus, based on the average annual exchange rates in effect during the last three fiscal years.

COMPENSATION PURSUANT TO CERTAIN PLANS

     Pension Plans. The Company maintains a tax-qualified, noncontributory pension plan (the "U.S. Pension Plan") for the benefit of its employees and the employees of all U.S. subsidiaries except Interface Fabrics and Bentley Mills, Inc. The U.S. Pension Plan provides for the payment of a fixed monthly payment upon an employee's normal retirement at age 65, or early retirement at age 57. The monthly amount payable under the U.S. Pension Plan is based on the participant's final average earnings, covered compensation under Social Security and years of participation in the U.S. Pension Plan. Final average earnings means the average annual earnings (salary and bonus) for the five consecutive years of highest compensation in the 10 years prior to retirement or other termination of employment. All U.S. based employees of the Company and adopting subsidiaries are entitled to participate in the U.S. Pension Plan after serving one year and attaining age 21. Benefits are vested under the U.S. Pension Plan as follows: for participants who entered the U.S. Pension Plan prior to August 1, 1989, 40% vested after four years of service, and 100% vested after five years of service; for participants who entered the U.S. Pension Plan on or after August 1, 1989, 100% vested after five years of service.

     The table set forth below illustrates the estimated annual benefits payable upon retirement under the U.S. Pension Plan to persons in specified final average earnings and years-of-participation categories. The benefits shown are straight-life annuities and are based upon an assumed retirement on July 31, 1996. The benefits are not subject to any deduction for Social Security compensation or other offsets. Credited years of participation for each of the named executive officers (with the exception of Mr. Walker) are as follows:
Messrs. Anderson and Russell -- 24 years, and Messrs. Eitel and Whitener -- 3 years.

                            U.S. PENSION PLAN TABLE

=========================================================================================================
                                                          Years of Participation in Plan
                                          ---------------------------------------------------------------
        Final Average Earnings ($)(1)
                                              15          20          25          30          35
---------------------------------------------------------------------------------------------------------
     150,000.............................   30,000      30,000      34,650      41,580      48,150
                                          ---------------------------------------------------------------
     200,000.............................   40,000      40,000      47,150      56,580      66,010
                                          ---------------------------------------------------------------
     250,000.............................   45,168      45,168      56,110      67,332      78,554
                                          ---------------------------------------------------------------
     300,000.............................   45,168      45,168      56,110      67,332      78,554
                                          ---------------------------------------------------------------
     350,000.............................   45,168      45,168      56,110      67,332      78,554
                                          ---------------------------------------------------------------
     400,000.............................   45,168      45,168      56,110      67,332      78,554
                                          ---------------------------------------------------------------
     450,000.............................   45,168      45,168      56,110      67,332      78,554
                                          ---------------------------------------------------------------
     500,000.............................   45,168      45,168      56,110      67,332      78,554
                                          ---------------------------------------------------------------
     550,000.............................   45,168      45,168      56,110      67,332      78,554
                                          ---------------------------------------------------------------
     600,000.............................   45,168      45,168      56,110      67,332      78,554
                                          ---------------------------------------------------------------
     650,000.............................   45,168      45,168      56,110      67,332      78,554
                                          ---------------------------------------------------------------
     700,000.............................   45,168      45,168      56,110      67,332      78,554
                                          ---------------------------------------------------------------
=========================================================================================================

(1) For the plan year beginning in 1996, only the first $150,000 of compensation is considered for plan purposes. Further, the annual benefit cannot exceed $120,000 for 1996.

     Mr. Walker participates in the Company's Interface Europe Pension Scheme (the "U.K. Pension Plan"). The U.K. Pension Plan provides for the payment of a fixed monthly payment upon an employee's normal retirement at age 65, or early retirement no earlier than age 55 (although benefits are reduced in the event of early retirement). The monthly amount payable under the U.K. Pension Plan is based on the participant's final average pensionable salary and years of participation in the U.K. Pension Plan. Final average pensionable salary means the average annual earnings (base salary and bonus (capped at 35% of base salary)) for the three consecutive years of highest compensation in the 10 years prior to retirement or other termination of employment. The maximum number of years of participation that a participant can be credited with is 40. Mr. Walker currently has 24 credited years of participation.

     The table set forth below illustrates the estimated annual benefits payable upon retirement under the U.K. Pension Plan to persons in specified final average pensionable salary and years-of-participation categories. The benefits shown are straight-life annuities and are based upon an assumed normal retirement during 1996 at age 65. The benefits are not subject to any deduction for compensation pursuant to government-sponsored retirement programs or other offsets.

                            U.K. PENSION PLAN TABLE

=========================================================================================================
                                                          Years of Participation in Plan
                                          ---------------------------------------------------------------
       Final Average Pensionable Salary
                    ($)(1)
                                              15          20          25          30          35
---------------------------------------------------------------------------------------------------------
     125,000.............................   31,250      41,667      52,083      62,500      72,917
                                          ---------------------------------------------------------------
     150,000.............................   37,500      50,000      62,500      75,000      87,500
                                          ---------------------------------------------------------------
     175,000.............................   43,750      58,333      72,917      87,500     102,083
                                          ---------------------------------------------------------------
     200,000.............................   50,000      66,667      83,333     100,000     116,667
                                          ---------------------------------------------------------------
     225,000.............................   56,250      75,000      93,750     112,500     131,250
                                          ---------------------------------------------------------------
     250,000.............................   62,500      83,333     104,167     125,000     145,833
                                          ---------------------------------------------------------------
     300,000.............................   75,000     100,000     125,000     150,000     175,000
                                          ---------------------------------------------------------------
     350,000.............................   87,500     116,667     145,833     175,000     204,167
                                          ---------------------------------------------------------------
=========================================================================================================

(1) Both Mr. Walker's compensation and benefits under the U.K. Pension Plan are paid in British pound sterling. The amounts disclosed in the table represent the U.S. dollar value of benefits payable. Mr. Walker's pensionable salary for 1996 was approximately $275,000.

     Salary Continuation Plan. The Company maintains a nonqualified salary continuation plan (the "Salary Continuation Plan") which is designed to induce selected officers of the Company to remain in the employ of the Company by providing them with retirement, disability and death benefits in addition to those which they may receive under the Company's pension plans and other benefit programs. The Salary Continuation Plan entitles participants to (i) retirement benefits upon retirement at age 65 (or early retirement at age 60) after completing at least 15 years of service with the Company (unless otherwise provided in the plan), payable for the remainder of their lives and in no event for less than 10 years under the death benefit feature; (ii) disability benefits payable for the period of any pre-retirement total disability; and (iii) death benefits payable to the designated beneficiary of the participant for a period of up to 10 years. Benefits are determined according to one of three formulas contained in the Salary Continuation Plan. The Salary Continuation Plan is administered by the Compensation Committee, which has full discretion in choosing participants and the benefit formula applicable to each.

     Stock Option Plans. In March 1993, the Company adopted the Interface, Inc. Key Employee Stock Option Plan (1993) (the "Option Plan"). The Option Plan provides for the grant of incentive stock options and nonqualified options to key employees of the Company and its subsidiaries. The Option Plan also allows the issuance of stock appreciation rights, but only in tandem with options granted under the plan. A maximum of 1,500,000 shares of Common Stock are currently authorized for issuance with respect to options (and stock appreciation rights) granted under the Option Plan. Generally, awards under the Option Plan are limited to U.S. personnel; the Company maintains a separate Offshore Stock Option Plan (the "Offshore Plan") pursuant to which nonqualified options may be granted to key employees and directors of the Company's subsidiaries located outside of the U.S.

     At March 21, 1997, options were outstanding under the Option Plan and Offshore Plan to purchase an aggregate of 1,779,102 shares of Class A or Class B Common Stock. No stock appreciation rights have ever been granted under the Option Plan. The Board of Directors has adopted the Stock Incentive Plan, subject to shareholder approval. (See Item 2, "Adoption of Stock Incentive Plan", below). In the event that the Stock Incentive Plan is approved by the shareholders, both the Option Plan and the Offshore Plan would be terminated as of January 20, 1997, and no additional awards would be issued under either such plan after such date. However, outstanding awards issued prior to such date would be unaffected, and would continue to vest and be exercisable in accordance with their terms.

STOCK OPTION GRANTS

     The following table sets forth information with respect to options granted under the Option Plan and the Offshore Plan to the named executive officers during fiscal 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

=============================================================================================================
                                  Individual Grants
-------------------------------------------------------------------------------------------------------------
                                                                                              Potential
                                                                                         Realizable Value at
                                                                                        Assumed Annual Rates
                                Number of     Percent of                                   of Stock Price
                               Securities    Total Options                                  Appreciation
                               Underlying     Granted to      Exercise                  ---------------------
                                 Options     Employees in       Price      Expiration    for Option Term (2)
            Name               Granted (1)       1996        (per share)      Date         5%          10%
=============================================================================================================
  Ray C. Anderson                      0           --              --          --              --          --
  Charles R. Eitel                40,000         13.2%         $13.00      March 2006    $327,025    $828,746
  Gordon D. Whitener                   0           --              --          --              --          --
  Don E. Russell                       0           --              --          --              --          --
  John H. Walker                       0           --              --          --              --          --

(1) All options were granted at an exercise price equal to the fair market value of the Class A Common Stock on the date of grant. These options vest ratably over a period of five years.

(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Class A Common Stock and overall market conditions. The amounts reflected in this table may not necessarily be achieved.

YEAR-END OPTION VALUES

     The following table sets forth, for each of the named executive officers,
(i) the number of options held at fiscal year-end, and (ii) the value of such options at fiscal year-end. No options were exercised by the named executive officers during fiscal 1996.

                         FISCAL YEAR-END OPTION VALUES

=================================================================================================
                                                                                  Value of
                                                         Number of              Unexercised
                                                        Unexercised             In-the-Money
                                                          Options                 Options
                                                         at Fiscal               at Fiscal
                                                       Year-End (#)             Year-End ($)
                                                        -----------             -----------
                                                       Exercisable/             Exercisable/
                       Name                            Unexercisable           Unexercisable
-------------------------------------------------------------------------------------------------
                       (a)                                  (b)                     (c)
=================================================================================================
 Ray C. Anderson                                        8,000/12,000           63,000/94,500(1)
-------------------------------------------------------------------------------------------------
 Charles R. Eitel                                     100,000/40,000         825,000/250,000(1)
-------------------------------------------------------------------------------------------------
 Gordon D. Whitener                                    20,000/20,000         120,000/135,000(1)
-------------------------------------------------------------------------------------------------
 Don E. Russell                                        16,000/24,000           60,000/90,000(1)
-------------------------------------------------------------------------------------------------
 John H. Walker                                        20,000/20,000          105,625/92,500(1)
=================================================================================================

(1) Aggregate market value of the shares issuable upon exercise of the options (based on December 27, 1996 closing price for Class A Common Stock of $19.25 per share), less the aggregate exercise price payable by the named executive officer.

EMPLOYMENT AGREEMENTS

     The Company entered into an employment agreement with Charles R. Eitel in October 1993, appointing him as a Senior Vice President of the Company and President of Interface Flooring Systems, Inc. and Interface Americas, Inc. (Mr. Eitel's current position is President and Chief Operating Officer of the Company, and President and CEO of the Floorcoverings Group.) The Company also agreed to nominate Mr. Eitel for election as a director of the Company each year during the term of the employment agreement. The agreement provides that Mr. Eitel will receive a minimum annual salary of $295,000, and will be eligible to participate in the Company's bonus plan as in effect from time to time. In connection with his agreement, Mr. Eitel was granted an option to purchase 100,000 shares of Common Stock under the Option Plan. The option was structured to vest in full over a three year period. The employment agreement was for an initial term of three years, but is automatically extended for additional successive one year periods through the 14th anniversary of the date of the agreement, unless either the Company or Mr. Eitel provides the other with notice not less than 90 days prior to any such anniversary date of its or his intention to allow the agreement to expire on such anniversary date. The Company may terminate Mr. Eitel's employment at any time, with or without cause. In the event the Company terminates Mr. Eitel's employment without cause prior to the "scheduled expiration date" (which means the end of the initial three year term, or the next succeeding anniversary date after an annual renewal), Mr. Eitel will be entitled to continue to receive his salary and participate in certain employee benefit plans through the scheduled expiration date or the first anniversary of the date of termination, whichever is later.

     The Company entered into an employment agreement with Don E. Russell in February 1995, appointing him as a Senior Vice President of the Company and President of Interface Europe, Inc. (Mr. Russell's current position is Senior Vice President of the Company.) The agreement provides that Mr. Russell will receive a minimum annual salary of $250,000, and will be eligible to participate in the Company's bonus plan as in effect from time to time. The agreement is for a term ending on Mr. Russell's 65th birthday (January 10, 2003). The Company may terminate Mr. Russell's employment at any time, with or without cause; provided, however, in the event the Company terminates Mr. Russell's employment without cause prior to January 11, 1998, the Company is obligated to continue the salary, bonus and benefits payable to Mr. Russell under the employment agreement and all applicable employee benefit plans of the Company through January 11, 1998. In the event Mr. Russell is terminated for cause (as defined in the agreement) at any time or without cause after January 11, 1998, he would not be entitled to any severance pay.

     The employment agreements for each of the above-named executives contains provisions placing certain restrictions on the executive's ability to compete with the Company following the expiration or termination of his employment agreement.

CHANGE IN CONTROL AGREEMENTS

     During 1995, Messrs. Eitel, Russell, Whitener and certain other executive officers of the Company entered into substantially similar "change in control agreements" with the Company which provide for certain benefits in the event of a termination of employment without cause in connection with a change in control (as defined in the agreements) of the Company. (The change in control agreements served to amend the employment agreements of those executive officers who have entered into an employment agreement with the Company.) In general, each agreement provides benefits to the officer upon any such termination occurring within 24 months after or six months prior to the date of a change in control. Upon any such termination, the officer will be entitled to receive the following benefits: (i) the officer's then-current salary, for a 24-month period following the termination, paid in a lump sum discounted to present value; (ii) a lump sum bonus payment based upon the bonuses received during the two years prior to the termination; (iii) continuation of health and life insurance coverage for 24 months; (iv) continuation of eligibility to participate in Company retirement plans for 24 months, or the provision of comparable benefits; (v) immediate vesting of all unvested employee stock options under the Company's stock option plans; and (vi) the preservation of certain additional benefits under the Company's Salary Continuation Plan, for those executives who have entered into agreements under such plan. Benefits paid under the change in control agreements will be reduced by the compensation and benefits, if any, paid to an officer pursuant to his employment agreement with the Company. Benefits are also subject to reduction to the extent they are treated as "excess parachute payments" under
Section 280G of the Internal Revenue Code. Each agreement is for a two year term which is automatically renewed for successive two year terms. The Company may terminate any agreement upon two years notice.

COMPENSATION OF DIRECTORS

     Beginning with fiscal 1997, the Company has adopted a policy pursuant to which non-employee directors ("outside directors") are paid annual directors' fees of $20,000, plus $1,000 for each meeting attended. In addition, the Company has a policy of issuing stock options to outside directors. In February 1997, the Company awarded stock options under the Stock Incentive Plan (for 20,000 shares at an exercise price per share of $20.50) to Dianne Dillon-Ridgley, who became a director at that time. The foregoing award is subject to shareholder approval of the Stock Incentive Plan.

     During fiscal 1996, the Company paid $15,000 for consulting services to each of Leonard G. Saulter, Carl I. Gable and June M. Henton, and approximately $13,750 for consulting services to Clarinus C.Th. van Andel.

     The Company has agreed to pay Leonard G. Saulter, who previously served as an executive officer of the Company, $45,000 per year for a five year period ending in 1998, and $15,000 per year beginning in 1999 for the remainder of his life. The Company made the required payment during 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The following persons served on the Compensation Committee of the Board of Directors during fiscal 1996: Ray C. Anderson, Carl I. Gable and J. Smith Lanier, II. Mr. Anderson is the Chairman and Chief Executive Officer of the Company, and served in those capacities, as well as President of the Company, during fiscal 1996. Mr. Gable served as President of the Company from March 1984 until June 1985.

     During 1996, the Company paid premiums to J. Smith Lanier & Co., an insurance agency, of approximately $3,200,000 in connection with insurance policies purchased on behalf of the Company. J. Smith Lanier, II has a substantial ownership interest in this insurance agency. Management of the Company believes that the insurance brokerage transaction was effected on terms at least as favorable to the Company as could have been obtained from other sources or unrelated parties in view of the nature of the transaction and the services rendered.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The law firm with which Carl I. Gable, a director of the Company, is associated rendered certain legal services to the Company during fiscal 1996.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Compensation awards, and achievement criteria, for the Company's senior management are recommended annually by the Company's Chief Executive Officer, and reviewed and approved by the Compensation Committee of the Board of Directors. The Committee is composed of three members, Ray C. Anderson, the Company's Chairman and Chief Executive Officer, Carl I. Gable and J. Smith Lanier II. Messrs. Gable and Lanier are outside directors.

     The Company's compensation program is designed to enable the Company to attract, motivate and retain outstanding senior management. The program consists of three principal components: (i) competitive base salaries, (ii) annual, variable cash bonuses based on the achievement of established financial and nonfinancial objectives, and (iii) long-term stock option incentives. Under the program, a substantial portion of an executive's compensation is directly linked to the Company's financial performance and the interests of shareholders. The Committee strives to administer the program to present total compensation opportunities for senior executives of the Company that are commensurate with the responsibilities undertaken by the executives, and that are competitive with those offered by employers of comparable size in the Company's industry. (Information concerning compensation offered by other employers in the industry is gathered informally, at irregular intervals, and serves only as a general benchmark; the Committee, for fiscal 1996, made no determination to set the compensation levels of the Company's executives to correspond to the high, median or low end of such comparative data. Certain of the competitors considered from time to time are included in the companies comprising the "industry group" index used in the performance graph below.)

     Base Salary. Base salary compensation is based on a variety of factors, including the executive's level of responsibility, time with the Company, geographical cost-of-living considerations and individual contribution and performance, as well as internal equalization policies of the Company, comparison to executive pay outside of the Company, and general economic conditions. (Evaluation of certain of these factors is subjective, and no fixed, relative weights are assigned to the criteria considered.) The senior executives of the Company (including the Chief Executive Officer) received raises in base salary in fiscal 1996 averaging 10%. These 1996 increases were deemed appropriate in light of the significant achievements of senior management in 1995, which contributed to the Company's strong financial performance in 1996 (a 25% increase in gross sales and a 33% increase in net income).

     Bonuses. The Company's incentive compensation program is tied to Company, business unit (subsidiary) and individual performance. Each executive officer of the Company (including the Chief Executive Officer) is assigned a range of bonus potential (expressed as a percentage of base salary), and a personalized set of financial and nonfinancial objectives for the year. Evaluation of nonfinancial objectives is, inherently, somewhat subjective, and equal weight is assigned to each of these objectives. For fiscal 1996, 65% to 90% of each executive officer's bonus potential was based on measurable financial performance. Typical relative weights assigned to financial objectives are indicated below. The amount of bonus earned is determined by the degree to which the financial and nonfinancial objectives have been achieved. In limited instances the operation of the bonus formula has resulted in a bonus amount that the Committee believed to be unjust in light of extenuating circumstances, and the Committee has, on certain occasions, modestly increased the bonus paid to the affected executive.

     For the senior executives of the Company who are directly accountable for the profitability of subsidiaries or business groups, financial objectives for 1996 focused on: (i) operating income for operations managed, (ii) cash flow for operations managed, (iii) reduction of off-quality and waste (under the Company's "war on waste" program initiated in January 1995) for operations managed, and (iv) earnings per share. Typical relative weights assigned to these financial objectives were 50%, 15%, 15% and 10%, respectively. Nonfinancial objectives for such senior executives are tailored to their respective markets and geographic regions, but consistently focus on sales and competitive strategies, acquisitions, investments and alliances, synergistic cooperation with affiliated companies, technological advancements, quality control measures and employee relations.

     Mr. Anderson's financial objectives for 1996 (90% weight) were based on:
(i) operating income, (ii) cash flow, (iii) reduction of off-quality and waste for operations, and (iv) earnings per share. Relative weights assigned to such financial objectives were 50%, 15%, 15% and 10%, respectively. Mr. Anderson's nonfinancial objectives for 1996 (10% weight) focused on defining and advancing overall corporate strategy (including strategic acquisitions and investments, the Company's environmental and ecological initiatives, and senior management changes and succession), and also were linked to the nonfinancial objectives of the executive officers who report to him.

     On an aggregate basis (giving effect to relative weights), Mr. Anderson achieved approximately 95% of target levels for his financial objectives, with the best performance being in the areas of cash flow and operating income. Mr. Anderson was credited with a higher percentage of target levels for his nonfinancial objectives.

     Stock Options. The Company also utilizes grants of stock options to its executives to strengthen the mutuality of interests between the Company's senior management and shareholders. Stock options help to retain and motivate executives, but reward executives only for overall performance which translates into higher returns for shareholders. Options granted under the Company's stock option plans have an exercise price equal to at least 100% of the market price of the underlying Common Stock on the date of grant; thus, the options only have value if the market price of the Company's stock rises. Moreover, options granted under such plans typically vest incrementally over a five year period, compelling an executive to remain with the Company for a significant time period before being able to fully recognize the value of the options. The five year vesting schedule also serves to focus executives on the long-term objectives of the Company. The Committee believes stability of quality management and a proper focus on long-term Company objectives provide for enduring shareholder value. Each of the named executive officers holds stock options. Awards of stock options to the named executive officers in 1996 are shown in the "Option Grants in Last Fiscal Year" table above.

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held corporations for compensation in excess of $1,000,000 in any taxable year that is paid to the corporation's chief executive officer or any of the four other most highly compensated executive officers. Certain performance-based compensation, however, is not subject to the limit on deductibility imposed by Section 162(m). In 1996, no executive officer of the Company received more than $1,000,000 in compensation. The Compensation Committee currently is considering the Company's alternatives with respect to qualifying executive compensation for deductibility in the future. The Company is submitting the Stock Incentive Plan for approval by the shareholders, in part to preserve the Company's tax deductibility in the future in connection with the exercise of stock options and certain other potential awards under the Stock Incentive Plan.

     The foregoing policies and programs are subject to change as the Committee deems necessary from time to time to respond to economic conditions, meet competitive standards and serve the objectives of the Company and its shareholders.

                                          THE COMPENSATION COMMITTEE

                                          Ray C. Anderson
                                          Carl I. Gable
                                          J. Smith Lanier, II

PERFORMANCE GRAPH

     The following graph compares, for the five year period ended December 29, 1996, the Company's total return to shareholders (stock price increase plus dividends, divided by beginning stock price) with that of (i) all U.S. companies listed on Nasdaq and (ii) an industry group comprised of Nasdaq-listed companies (U.S. and foreign) producing textile products.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS ($)

                                                                            NASDAQ STOCKS
                                                         NASDAQ STOCK     (U.S. & FOREIGN) -
        MEASUREMENT PERIOD                               MARKET (U.S.        TEXTILE MILL
      (FISCAL YEAR COVERED)          INTERFACE, INC.      COMPANIES)           PRODUCTS
12/29/91                                        100.0              100.0               100.0
1/03/93                                         117.3              120.6               124.8
1/02/94                                         147.5              138.4               177.8
1/01/95                                         122.0              135.3               126.6
12/31/95                                        170.3              191.4               146.5
12/29/96                                        196.2              235.7               192.8

---------------

NOTES:

A. The lines represent annual index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the annual interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on 12/29/91.
E. The Company's fiscal year ends on the Sunday nearest to December 31.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held four meetings during 1996. All of the incumbent directors attended at least 75% of the meetings of the Board and of each committee of the Board on which they served that were held during the periods that they served.

     The Board of Directors has an Executive Committee currently composed of Ray
C. Anderson, Carl I. Gable and J. Smith Lanier, II. The Executive Committee met seven times during 1996. Messrs. Anderson, Gable and Lanier also serve as the members of the Board's Compensation Committee. The Compensation Committee met once during 1996. The function of the Compensation Committee is to review and determine compensation for executives of the Company and to administer the Company's stock option and employee benefit plans. (See "Executive Compensation and Related Items" above.)

     The Board of Directors also has an Audit Committee, currently composed of Mr. Gable, Dr. June M. Henton and Leonard G. Saulter. The Audit Committee met three times during 1996. The function of the Audit Committee is to (i) recommend annually to the Board whether the Company's independent auditors should be retained, (ii) review with the independent auditors the auditors' report or opinion on the Company's financial statements and related notes, and (iii) review the Company's internal financial reporting procedures and any transactions between the Company and its directors.

     The Board of Directors also has a Nominating Committee, currently composed of Mr. Anderson, Mr. Gable, Dr. Henton, and Charles R. Eitel. The Nominating Committee met twice in 1996. The function of the Nominating Committee is to review the qualifications of potential candidates, and to nominate candidates to fill vacancies on the Board. The Nominating Committee will consider candidates recommended by shareholders. Shareholder recommendations must comply with the procedures for shareholder proposals set forth in Article II, Section 9 of the Company's Bylaws.

                        ADOPTION OF STOCK INCENTIVE PLAN
                                    (ITEM 2)

     The Board of Directors has adopted the Interface, Inc. Omnibus Stock Incentive Plan ("Stock Incentive Plan") effective January 20, 1997, subject to shareholder approval. The Stock Incentive Plan provides for the grant to key employees and directors of the Company and its subsidiaries of restricted stock, incentive stock options (which qualify for certain favorable tax treatment, as described below), nonqualified stock options, stock appreciation rights, deferred shares, performance shares and performance units. The material features of the Stock Incentive Plan are described below. A copy of the Stock Incentive Plan will be furnished to any shareholder upon written request made to the Secretary of the Company.

     The purpose of the Stock Incentive Plan is to attract and retain key employees and directors of the Company and its subsidiaries and to provide such persons with incentives and rewards for superior performance. The Plan is also designed to promote the loyalty and retention of senior management and strengthen the mutuality of interests between senior management and the Company's shareholders.

     The maximum number of shares of Class A or Class B Common Stock that may be issued under the Stock Incentive Plan is 1,800,000, plus any shares subject to stock options granted under either the Option Plan or Offshore Plan that are forfeited, terminated or otherwise expire unexercised. (In the event that the Stock Incentive Plan is approved, both the Option Plan and the Offshore Plan would be terminated effective January 20, 1997, and no additional awards would be issued under either such plan after such date. However, outstanding awards issued prior to such date would be unaffected.) No participant may receive awards representing more than 500,000 shares of Common Stock or 1,000,000 performance units (as described below) during any calendar year. The Stock Incentive Plan may be amended from time to time by the Board of Directors or the Executive Committee of the Board, but no such amendment may increase the maximum number of shares issuable under the Plan without the further approval of the shareholders of the Company.

     The Stock Incentive Plan is administered by the Compensation Committee of the Board of Directors. All employees of the Company or one of its subsidiaries (approximately 6,000 persons), outside directors and consultants or independent contractors performing bona fide services for the Company or one of its subsidiaries, are eligible for consideration as participants under the Stock Incentive Plan, although only employees are eligible to receive grants of incentive stock options. The Compensation Committee has authority to determine the participants to whom awards will be granted, the form and amount of the awards (including whether the grant is for Class A or Class B Common Stock), the dates of grant, vesting period, option prices (in the case of awards of options), performance objectives (in the case of restricted shares, deferred shares, performance shares or performance units) and other terms of each award.

     Restricted Shares. Awards of restricted stock under the Stock Incentive Plan will be made either without consideration from the participant or, in the Compensation Committee's discretion, in consideration of a payment by the participant that is less than the fair market value of the award on the date of grant.

     Unless otherwise determined by the Compensation Committee, awards of restricted stock will vest if one of several criteria is satisfied as follows. The participant will vest in one-third of the award at such time on or after the second anniversary of the grant date that the fair market value of the Company's Class A Common Stock has appreciated a specified percentage per annum for each full year since the grant date. The participant will vest in an additional one-third of the award at such time on or after the fourth anniversary of the grant date that the fair market value of the Company's Class A Common Stock has appreciated a specified percentage per annum for each full year since the grant date. If the participant remains continuously employed by the Company or any of its subsidiaries for nine years from the grant date (the "nine year requirement"), he or she will vest in all shares that have not previously vested. In addition, in the event of a "Change of Control" (as defined in the Restricted Stock Agreements executed in connection with an award under the Stock Incentive Plan), the participant will vest in any unvested shares if the participant's employment is terminated within 24 months after, or six months prior to, the Change of Control and such termination is the result of "Involuntary Termination" or "Voluntary Termination" (as such terms are defined in the Restricted Stock Agreements). (If a participant's employment is terminated without cause more than 24 months after a Change of Control, there would be no accelerated vesting and the participant's award would continue to be subject to the other vesting provisions described above, notwithstanding such termination of employment.) Finally, except as otherwise provided above, in the event that the participant's employment is terminated as a result of involuntary termination without cause, death or disability, the participant will vest in a pro rata portion of any unvested shares, based on the portion of the nine year requirement that has been satisfied (provided, that, with respect to the initial grants described below only, the participant would vest in all unvested shares). If a participant resigns or is terminated for cause, any restricted shares that are not then vested would be forfeited.

     Unless otherwise determined by the Compensation Committee, Common Stock will not be issued in respect of an award of restricted stock until the restricted stock has vested as described above. Awards of restricted stock generally will not be transferable by the participant other than by will or applicable laws of descent and distribution, although the Compensation Committee may permit limited transfers of awards to family members or for estate planning purposes.

     Stock Options. Options granted under the Stock Incentive Plan may be incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended), nonqualified stock options or a combination of the foregoing, although only employees are eligible to receive incentive stock options. All options under the Stock Incentive Plan will be granted at an exercise price per share equal to not less than 100% of the fair market value of the Class A Common Stock on the date the option is granted. Options granted under the Stock Incentive Plan will not be exercisable later than 10 years after the date of grant, and generally will terminate on the first anniversary of the date that a participant's employment with the Company is terminated.

     Unless otherwise determined by the Compensation Committee, options granted under the Stock Incentive Plan will vest as follows. Options will vest incrementally at the rate of 20% per year over a five-year period. In addition, in the event of a Change of Control (as defined in the Stock Option Agreements executed in connection with an award under the Stock Incentive Plan), the participant will vest in any unvested portion of the option as of the date of such Change of Control. If a participant resigns or is terminated for cause, any portion of the option that is not then vested would be forfeited.

     The Company receives no consideration upon the granting of an option. Full payment of the option exercise price must be made by the optionee when an option is exercised. The exercise price may be paid in cash or in such other form as the Company may approve, including shares of Common Stock valued at their fair market value on the date of option exercise. The proceeds received by the Company from the exercise of options under the Stock Incentive Plan are used for general corporate purposes. Options generally will not be transferable by the holder thereof other than by will or applicable laws of descent and distribution, although the Compensation Committee may permit limited transfers of options to family members or for estate planning purposes.

     There are no federal income tax consequences to the optionee or the Company on the granting of options under the Stock Incentive Plan. The federal tax consequences upon exercise will vary depending on whether the option is an incentive stock option or a nonqualified stock option.

     When an optionee exercises an incentive stock option, the optionee generally will not at that time recognize any income, nor will the Company be entitled to a deduction. The optionee will recognize capital gain or loss at the time of disposition of the shares acquired through the exercise of an incentive stock option if the disposition of shares occurs at least two years after the option was granted and one year after it was exercised. The Company will not be entitled to a tax deduction if the optionee satisfies these holding requirements. The net federal income tax effect to the holder of an incentive stock option is to defer, until the acquired stock is sold, taxation of any increase in the stock's value from the time of grant of the option to the time of its exercise, and to tax such gain, at the time of sale, at capital gains rates (currently a maximum marginal rate of 28%) rather than at ordinary income rates.

     If the holding requirements are not met, then upon sale of the shares the optionee generally recognizes as ordinary income the excess of the fair market value of the shares at the date of exercise over the exercise price; any increase in the value of the option shares subsequent to exercise is long or short-term capital gain to the optionee depending on the optionee's holding period for the shares. However, if the sale is for a price less than the value of the shares on the date of exercise, the optionee might recognize ordinary income only to the extent the actual sales price exceeded the option exercise price. In either case, the Company is entitled to a compensation expense deduction to the extent of ordinary income recognized by the optionee.

     When an optionee exercises a nonqualified stock option, the optionee recognizes ordinary income in an amount equal to the excess of the fair market value of the shares received upon exercise over the aggregate exercise price paid for those shares, and the Company generally may deduct as an expense the amount of income so recognized by the optionee. For capital gains purposes, the holding period of the shares begins upon the exercise of the option, and the optionee's basis in the shares is equal to the fair market value of the shares on the date of exercise.

     Subject to certain exceptions for death or disability, if an optionee exercises an incentive stock option more than three months after termination of employment, the exercise will be treated as the exercise of a nonqualified stock option. In addition, for purposes of the federal "alternative minimum tax," the exercise of an incentive stock option will be treated essentially the same as the exercise of a nonqualified stock option.

     Stock Appreciation Rights. Stock appreciation rights ("SARs") under the Stock Incentive Plan may be granted either in tandem with nonqualified stock options or as freestanding SARs. Tandem SARs may be exercised only in connection with the exercise of the related option. Freestanding SARs may be exercised no later than 10 years after the date of grant. Each grant of a freestanding SAR will specify a base price per share, which shall be equal to or greater than the fair market value of a share of Class A Common Stock on the grant date.

     Upon exercise of an SAR, the Company will pay the participant a specified percentage (not to exceed 100%) of the amount by which the fair market value of a share of Class A Common Stock on the date of exercise exceeds the base price per share (in the case of freestanding SARs) or the exercise price of the related option (in the case of tandem SARs). The amount payable upon exercise of the SAR may be paid in cash, shares of common stock or any combination thereof, in the Compensation Committee's discretion. SARs generally will not be transferable by the holder thereof other than by will or applicable laws of descent and distribution, although the Compensation Committee may permit limited transfers of SARs to family members or for estate planning purposes.

     Deferred Shares; Performance Shares and Performance Units. The Compensation Committee may also authorize grants to participants of deferred shares, and performance shares and performance units. Deferred shares are granted subject to a deferral period, during which time the participant has no rights of ownership in the deferred shares. Performance shares and performance units become payable to the participant upon the achievement of specified performance objectives (as described below). A performance share is the equivalent of a share of Common Stock, and a performance unit is the equivalent of $1.

     The Stock Incentive Plan provides for the Compensation Committee to establish "performance objectives" for purposes of performance shares and performance units. When so determined by the Compensation Committee, awards of deferred stock and restricted stock may also specify performance objectives. Performance objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or of the subsidiary, division, department or function within the Company in which the participant is employed. Any performance objectives applicable to awards intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code shall be limited to specified levels of, or increases in, the Company's or a subsidiary's return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, economic value added, sales growth, waste reduction, increase in the fair market value of the Company's Common Stock, or any combination thereof. Except in the case of such an award intended to qualify under Section 162(m) of the Internal Revenue Code, if the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or other events or circumstances render the performance objectives unsuitable, the Compensation Committee may modify such performance objectives or any related minimum acceptable level of achievement, in whole or in part, as it deems appropriate and equitable.

INITIAL GRANTS

     The Company has made certain initial grants of restricted stock and stock options under the Stock Incentive Plan, subject to shareholder approval of such plan. Each of these grants is conditioned upon the recipient entering into a new employment agreement with the Company containing certain covenants of non-competition. The following table sets forth the number of restricted shares and stock options awarded to the named executive officers and certain groups in connection with such initial grants.

                               NEW PLAN BENEFITS

====================================================================================================
                                        STOCK INCENTIVE PLAN
----------------------------------------------------------------------------------------------------
                                                                Restricted Stock
                     Name and Position                           (Class B)(1)      Stock Options(2)
====================================================================================================
 Ray C. Anderson, Chairman and Chief Executive Officer                   0                    0
----------------------------------------------------------------------------------------------------
 Charles R. Eitel, President and Chief Operating Officer            45,900               15,300
----------------------------------------------------------------------------------------------------
 Gordon D. Whitener, Senior Vice President                          29,700                9,900
----------------------------------------------------------------------------------------------------
 Don E. Russell, Senior Vice President                                   0                    0
----------------------------------------------------------------------------------------------------
 John H. Walker, Senior Vice President                              15,824               15,826
----------------------------------------------------------------------------------------------------
 Executive Officer Group (12 Persons)                              184,676              122,524
----------------------------------------------------------------------------------------------------
 Non-Executive Director Group (6 Persons)                                0                    0
----------------------------------------------------------------------------------------------------
 Non-Executive Officer Employee Group                               27,720               41,580
====================================================================================================

(1) The fair market value per share of the Company's Class A Common Stock was $19.125 on the grant date. Each participant will become vested in one-third of these awards on each of the second and fourth anniversaries of the grant date, at the earliest, if the fair market value per share has appreciated 15% per annum (compounded annually) as of such dates. For additional vesting provisions applicable to these awards, see "-- Restricted Stock", above.

(2) Each of these options are incentive stock options granted at an exercise price per share of $19.125.

     The Board of Directors believes that the Stock Incentive Plan is an important component of the Company's compensation package for all employees, but particularly for senior management. Following an in-depth analysis of the compensation programs in effect for senior management and how those programs compare to programs in effect for senior management of comparable companies (including certain industry competitors), the Compensation Committee of the Board concluded that a long-term stock incentive plan should be implemented for the Company's senior management. It is currently anticipated that a majority of the awards under the Stock Incentive Plan will be made to the Company's senior management team over the course of the next five years. The Company believes that the Stock Incentive Plan will promote the loyalty and retention of senior management and strengthen the mutuality of interests between senior management and shareholders.

     The initial grants described above are illustrative of how the plan will achieve such results. The value of the restricted stock and options awarded in connection with the initial grants is generally dependent on two factors: the fair market value of the Company's Common Stock and the duration of the participant's employment with the Company. Thus, the Stock Incentive Plan will serve to increase the loyalty and retention of the senior management team and to further align its interests with the shareholders' interests of maximizing the value of the

Company's Common Stock. For these reasons, the Board of Directors requests that the shareholders vote in favor of adopting the Stock Incentive Plan.

VOTE REQUIRED AND RECOMMENDATION OF BOARD

     Under the Company's Bylaws, the proposal to adopt the Stock Incentive Plan will be approved if the affirmative votes cast by the Company's outstanding shares of Common Stock entitled to vote and represented (in person or by proxy) at the meeting exceed the negative votes. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL, AND THE ENCLOSED PROXY WILL BE VOTED IN THAT MANNER UNLESS THE SHAREHOLDER EXECUTING THE PROXY SPECIFICALLY VOTES TO THE CONTRARY (OR ABSTAINS).

                INFORMATION CONCERNING THE COMPANY'S ACCOUNTANTS

     BDO Seidman, LLP served as the principal independent auditors for the Company during fiscal 1996. Management of the Company anticipates that BDO Seidman will be the independent auditors for the current fiscal year, but the Board of Directors has not yet considered the selection of public accountants for the current year. Representatives of BDO Seidman are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the Company's 1998 annual meeting must be received by the Company no later than December 16, 1997, in order to be eligible for inclusion in the Company's Proxy Statement and form of Proxy for that meeting.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

     Management of the Company knows of no matters other than those stated above that are to be brought before the meeting. However, if any other matter should be properly presented for consideration and voting, it is the intention of the persons named as proxies in the enclosed Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

                                          By order of the Board of Directors

                                          /s/ RAYMOND S. WILLOCH

                                          RAYMOND S. WILLOCH
                                          Secretary

April 14, 1997

                               [INTERFACE LOGO]

                                                                APPENDIX A




                             CLASS A COMMON STOCK
                               INTERFACE, INC.

          THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                     1997 ANNUAL MEETING OF SHAREHOLDERS

        The undersigned hereby appoints Ray C. Anderson and J. Smith Lanier, II, or either of them, with power of substitution to each, the proxies of the undersigned to vote the Class A Common Stock of the undersigned at the Annual Meeting of Shareholders of INTERFACE, INC. to be held on May 20, 1997, and any adjournment thereof.

        THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" PROPOSAL 1 AND PROPOSAL 2, AND, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE


                             CLASS A COMMON STOCK
                                INTERFACE, INC.

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ELECTION OF THE LISTED NOMINEES.

1.  Election of Directors.                                                FOR all nomi-                 WITHHOLD
                                                                          nees for direc-               AUTHORITY
DIANNE DILLON-RIDGLEY; CARL I. GABLE; JUNE M. HENTON;                      tors listed               to vote for all
J. SMITH LANIER, II; LEONARD G. SAULTER                                    (except as                    nominees
and CLARINUS C. TH. VAN ANDEL                                             marked to the                   listed
                                                                            contrary)
(INSTRUCTION:  To withhold authority to vote for any individual nominee, strike
through that nominee's name.)                                                /  /                          /  /

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" PROPOSAL 2.                       FOR          AGAINST         ABSTAIN
2.  Proposal to adopt the Company's Omnibus Stock Incentive Plan.           /   /           /   /           /  /

3. In accordance with their best judgment, with respect to any other matters that may properly come before the meeting.



RECORD DATE SHARES:




                                                                          Please date and sign this Proxy exactly as name appears.



Please be sure to sign and date this Proxy.   Date                        NOTE:  When signing as an attorney, trustee, administrator
                                                  --------------------    or guardian, please give your title as such.  In the case
                                                                          of joint tenants, each joint owner must sign.
Shareholder sign here-------------Co-owner sign here------------------


------------------------------------------------------------------------------------------------------------------------------------
DETACH CARD                                                                                                             DETACH CARD

                                                                      APPENDIX B

                             CLASS A COMMON STOCK
                               INTERFACE, INC.

          THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                     1997 ANNUAL MEETING OF SHAREHOLDERS

        The undersigned hereby appoints Ray C. Anderson and J. Smith Lanier, II, or either of them, with power of substitution to each, the proxies of the undersigned to vote the Class B Common Stock of the undersigned at the Annual Meeting of Shareholders of INTERFACE, INC. to be held on May 20, 1997, and any adjournment thereof.

        THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" PROPOSAL 1 AND PROPOSAL 2, AND, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED. (If you own Class B shares that are subject to the voting agreement described in the Proxy Statement, those shares will be voted as indicated on pages 6 and 7 of the Proxy Statement.)

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE


                             CLASS B COMMON STOCK
                                INTERFACE, INC.

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ELECTION OF THE LISTED NOMINEES.

1.  Election of Directors.                                                FOR all nomi-                 WITHHOLD
                                                                          nees for direc-               AUTHORITY
RAY C. ANDERSON; BRIAN L. DEMOURA; CHARLES R. EITEL;                       tors listed               to vote for all
DANIEL T. HENDRIX; DON E. RUSSELL; JOHN H. WALKER; and                     (except as                    nominees
GORDON D. WHITENER.                                                       marked to the                   listed
                                                                            contrary)
(INSTRUCTION:  To withhold authority to vote for any individual nominee,
strike through that nominee's name.)                                        /   /                           /  /

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" PROPOSAL 2.                       FOR          AGAINST         ABSTAIN
2.  Proposal to adopt the Company's Omnibus Stock Incentive Plan.           /   /           /   /           /  /

3. In accordance with their best judgment, with respect to any other matters that may properly come before the meeting.



RECORD DATE SHARES:




                                                                          Please date and sign this Proxy exactly as name appears.



Please be sure to sign and date this Proxy.   Date                        NOTE:  When signing as an attorney, trustee, administrator
                                                  --------------------    or guardian, please give your title as such.  In the case
                                                                          of joint tenants, each joint owner must sign.
Shareholder sign here-------------Co-owner sign here------------------


------------------------------------------------------------------------------------------------------------------------------------
DETACH CARD                                                                                                             DETACH CARD